UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

2500 W. Higgins Road, Ste. 780, Hoffman Estates, Illinois 60169

(Address of Principal Executive Offices)

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(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2016, the Company accepted a Consulting Agreement (the “Agreement”) with Sound Management Services LLC, a Delaware limited liability company (“SMS”), and appointed SMS’s Managing Member, Michael D. Metcalf, as the Company’s Executive Vice-President of Business Development.

Pursuant to the Agreement, SMS will provide consulting services to market and promote products and services offered by the Company and its subsidiaries, Psoria-Shield, Inc. and StealthCo, Inc. d/b/a Stealth Mark, Inc. The Agreement provides for a term of three years, terminable by either party upon sixty-days’ prior written notice. The Company has agreed to pay SMS a consulting fee of $10,000.00 per month, payable 50% in cash and 50% in either shares of Company common stock or common stock options, as may be mutually agreed. The Company further agrees to pay SMS sales commissions equal to 10% of any sales revenue generated from or through contacts introduced through SMS. Commissions are payable generally at the end of each month based on revenue received by the 25th day of the month, with a payment carry-over into the following month for revenues received after the 25th of any given month. The Company has also agreed to grant SMS 500,000 options for Company shares, issuable upon acceptance of the Agreement, exercisable over a 5-year period at a price equal to $0.12 per share, and subject to vesting on January 30, 2017, provided that the Agreement is still then in effect. In the event of a termination of the Agreement, SMS shall continue to receive 50% of commissions earned from established clients generated by SMS, for the duration of accounts relating to such clients.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2016, the Company appointed Michael D. Metcalf as Executive Vice-President of Business Development. Mr. Metcalf is the Managing Member of Sound Management Services, LLC and will be compensated through the Consulting Agreement between SMS and the Company. Mr. Metcalf will manage Stealth Mark’s new office in Silicon Valley and pursue strategic partnerships with top brand name companies. Mr. Metcalf is an accomplished executive and is listed in the top 100 in Technology, Entrepreneurs, and Silicon Valley. He is a proven technology leader with multiple patents who previously won 25 top industry awards by evangelizing new products. Mr. Metcalf’s appointment was announced in a Company press release issued December 6, 2016.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of business acquired. None.

(b)

Pro forma financial information. None.

(c)

Shell Company Transaction. Not applicable.

(d) Exhibits.

10.1

Consulting Agreement accepted November 30, 2016, by and between Sound Management LLC, a Delaware limited liability company, and Wellness Center USA, Inc.

99.1

Press Release of Wellness Center USA, Inc. dated December 7, 2016.

EXHIBIT INDEX

Exhibit No.

Description

10.1

Consulting Agreement accepted November 30, 2016, by and between Sound Management LLC, a Delaware limited liability company, and Wellness Center USA, Inc.

99.1

Press Release of Wellness Center USA, Inc. dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: December 7, 2016	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer